CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Fixed Income Trust:


We consent to the use of our report, dated May 29, 1998, for Evergreen U.S. Government Fund, Evergreen Strategic Income Fund, Evergreen High Yield Bond Fund and Evergreen Diversified Bond Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Auditors" in the statement of additional information.


                                             /s/ KPMG Peat Marwick LLP
                                             KPMG Peat Marwick LLP


Boston, Massachusetts
August 31, 1998